NINTH AMENDMENT TO
MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment dated October 31, 2013 to the Mutual Fund Custody and Services Agreement effective November 26, 2008 (the “Agreement”) by and between ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (the “VIP Trust”), ALLIANZ VARIABLE  INSURANCE PRODUCTS FUND OF FUNDS TRUST (the “FOF Trust”) and THE BANK OF NEW YORK MELLON (the “Custodian”).

WHEREAS, the VIP Trust, the FOF Trust and the Custodian have entered into the Agreement;

WHEREAS, the parties wish to amend the Agreement in order to change the name of the “AZL Davis New York Venture Fund” to read as the “AZL T. Rowe Price Capital Appreciation Fund” effective November 15, 2013;

WHEREAS, the parties wish to amend the Agreement in order to close the following fund under the VIP Trust effective November 15, 2013:  AZL Columbia Small Cap Value Fund; and

WHEREAS, in order to effectuate the above changes, Appendix F to the Agreement must be amended.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The VIP Trust, the FOF Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the VIP Trust, the FOF Trust or the Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By: /s/ Brian Muench
Name: Brian Muench
Title: President
Date: October 31, 2013

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

By: /s/ Brian Muench
Name: Brian Muench
Title: President
Date: October 31, 2013

THE BANK OF NEW YORK MELLON

By:   /s/ David J. Pasternak
Name:  David J. Pasternak
Title:   Vice President
Date:    11/4/13

APPENDIX F
List of Funds
(as of 11/15/13)

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

AZL BlackRock Capital Appreciation Fund	As of 11/26/08
AZL Blackrock Global Allocation Fund	Opened 01/11/12
AZL Columbia Mid Cap Value Fund	As of 11/26/08
AZL T. Rowe Price Capital Appreciation Fund (formerly AZL Davis New York Venture Fund) (formerly AZL® Davis NY Venture Fund)	As of 11/26/08; name change 4/27/12; name changed 11/15/13
AZL Dreyfus Research Growth Fund (formerly AZL® Dreyfus Equity Growth Fund) (formerly AZL Dreyfus Founders Equity Growth Fund)	11/26/08; name change 4/27/09; named change 4/27/12
AZL Enhanced Bond Index Fund	Opened 5/1/09
AZL Federated Clover Small Value Fund (formerly AZL® Franklin Small Cap Value Fund)	As of 11/26/08; name change 2/27/12
AZL Franklin Templeton Founding Strategy Plus Fund	Opened 10/26/09
AZL Gateway Fund	Opened 04/30/10
AZL International Index Fund	Opened 5/1/09
AZL Invesco Equity and Income Fund (formerly AZL® Van Kampen Equity and Income Fund)	As of 11/26/08: name change 5/2/11
AZL Invesco Growth and Income Fund (formerly AZL® Van Kampen Growth and Income Fund)	As of 11/26/08; name change 5/2/11
AZL Invesco International Equity Fund (formerly AZL® AIM International Equity Fund)	As of 11/26/08; name change 5/1/10
AZL JP Morgan U.S. Equity Fund (formerly AZL Oppenheimer Main Street Fund)	11/26/08; name change 1/26/09
AZL JPMorgan International Opportunities Fund (formerly AZL® Morgan Stanley International Equity Fund, AZL® Van Kampen International Equity Fund and AZL Van Kampen Global Franchise Fund)	As of 11/26/08; name change 10/26/09; name change 6/1/10; name change 5/2/11
AZL MFS Investors Trust Fund (formerly AZL Jennison 20/20 Focus Fund)	As of 11/26/08; name change 10/26/09
AZL MFS Value Fund (formerly AZL Eaton Vance Large Cap Value Fund; formerly AZL Van Kampen Comstock Fund)	As of 11/26/08; name change 10/26/09; name change 09/14/12
AZL Mid Cap Index Fund	Opened 5/1/09
AZL Money Market Fund	As of 11/26/08
AZL Morgan Stanley Global Real Estate Fund (formerly AZL® Van Kampen Global Real Estate Fund)	As of 11/26/08; name change 6/1/10
AZL Morgan Stanley Mid Cap Growth Fund (formerly AZL® Van Kampen Mid Cap Growth Fund)	As of 11/26/08; name change 6/1/10
AZL NFJ International Value Fund	Opened 5/1/09
AZL Oppenheimer Discovery Fund (formerly AZL® Turner Quantitative Small Cap Growth Fund)	As of 11/26/08; name change 2/27/12
AZL Pyramis Core Bond Fund	Opened 08/31/12
AZL Russell 1000 Growth Fund	Opened 04/30/10
AZL Russell 1000 Value Fund	Opened 04/30/10
AZL S&P 500 Index Fund	As of 11/26/08
AZL Schroder Emerging Markets Equity Fund	As of 11/26/08
AZL Small Cap Stock Index Fund	As of 11/26/08

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

AZL Balanced Index Strategy Fund	Opened 7/6/09
AZL Growth Index Strategy Fund (formerly AZL Moderate Index Strategy Fund)	Opened 7/6/09; name change 5/3/10
AZL MVP Balanced Index Strategy Fund	Opened 01/11/12
AZL MVP Blackrock Global Allocation Fund	Opened 01/11/12
AZL MVP Franklin Templeton Founding Strategy Plus Fund	Opened 04/27/12
AZL MVP Fusion Balanced Fund (formerly AZL Fusion Balanced Fund)	As of 11/26/08;name change 4/29/13
AZL MVP Fusion Conservative Fund (formerly AZL Fusion Conservative Fund)	Opened 10/26/09; name change 4/29/13
AZL MVP Fusion Growth Fund (formerly AZL Fusion Growth Fund)	As of 11/26/08;name change 4/29/13
AZL MVP Fusion Moderate Fund (formerly AZL Fusion Moderate Fund)	As of 11/26/08;name change 4/29/13
AZL MVP Growth Index Strategy Fund	Opened 01/11/12
AZL MVP Invesco Equity and Income Fund	Opened 01/11/12

Closed Funds:

AZL Allianz AGIC Opportunity Fund (formerly AZL® OCC Opportunity Fund)	Closed 05/14/13
AZL Allianz AGIC Growth Fund (formerly AZL® OCC Growth Fund)	Opened 10/26/09; name change 7/1/10; closed 10/15/10
AZL NACM International Growth Fund	Opened 10/26/09; closed 10/15/10
AZL Allianz Global Investors Select Fund	Opened 10/26/09; closed 10/15/10
AZL Fusion Edge Fund	Opened 04/30/10; closed 2/6/12
AZL MVP Fusion Balanced Fund	Closed 05/10/13
AZL MVP Fusion Moderate Fund	Closed 05/10/13
AZL Columbia Small Cap Value Fund	Merged into the AZL Federated Clover Small Value Fund 11/15/13